AMENDED
                               EMPLOYMENT CONTRACT
                                     BETWEEN
                          PLAYA MINERALS & ENERGY, INC.
                                       AND
                                 JOHN N. EHRMAN


THE STATE OF TEXAS         SS.

COUNTY OF HARRIS           SS.

         PLAYA Minerals & Energy, Inc. ("PLAYA", "Company" or "Employer"), and John N. Ehrman ("Employee"), for good and valuable consideration and in exchange of the mutual promises and covenants herein, the parties hereby agree to the following Employment Contract:

                                       1.

                                  COMPENSATION

         Employer agrees to pay Employee, during the term of this Agreement, a yearly salary of $200,000 payable in Twelve (12) equal monthly payments of $16,666.67. Employee will receive his monthly payment, payable in two (2) equal installments on the first (1st) and fifteenth (15th) of each month during the term of this agreement. All compensation shall be subject to the customary withholding tax and other employment taxes as required by law with respect to compensation paid by an Employer to an Employee. Employee will also be entitled to participate in Employer's health insurance program, to the extent Employee qualifies hereunder.

         As an incentive to increase the reserves of the company and maximize cash flow of existing assets, an annual bonus shall be computed each year based on increases in the proved reserve base of properties on each January 1st owned by the company as of the prior year. New acquisitions by the company shall not be considered as part of the increase in reserve base or purpose of the bonus computation. Increases in the reserve base shall be those increases in boe equivalent over the reserve report for the previous year. The reserve increases must be documented by independent third party engineers hired by the company.

         The bonus shall be computed by multiplying the PV10% value of the current year's increase over the prior year by a factor of 3% to the net increase in cash value.

         The bonus shall then be paid as decided between the directors and Mr. Ehrman either in cash, stock, or a combination thereof.

                                       2.

                                     DUTIES

         During the period of employment hereunder, Employee shall devote Employee's full time and efforts to the business and affairs of Employer, with the exception of vacation time as provided below, serve as President, perform such services not inconsistent with Employee's position, as shall be designated by the Board of Directors or Employer's manager, use Employee's best effort to promote the interests of Employer and its manager, and hold the offices in the Corporation to which from time to time Employee may be elected or appointed.

                                       3.

                               WORKING FACILITIES

         Employer shall furnish Employee with facilities and service suitable to Employee's position and adequate for the performance of Employee's duties.

                                       4.

                                    VACATION

         Employee shall be entitled to an annual three (3) week vacation without loss of compensation. Employee shall be entitled to such additional time without loss of compensation for attendance at meetings and conventions related to Employer's business as the Board of Directors shall from time to time determine.

                                       5.

                              TERMINATION FOR CAUSE

         This   Agreement  may  be  terminated   immediately  by  Employer  upon
occurrences of any of the following events:

                    a.        The death of Employee;

                    b. At Employer's option, Employee's permanent disability. Employer's optin shall be exercised in writing, delivered to Employee and shall be effective on deliver, however, employer shall maintain disability policies on employee during the term of employment;

                    c. Employee's conviction of a felony involving moral turpitude while in the employment of the Company;

                    d.        Theft of corporate assets by employee.

         Upon termination for any of the foregoing causes, Employee shall be entitled to receive only the compensation accrued but not unpaid as of the date of termination and shall not be entitled to additional compensation except as expressly provided in this Agreement. If Employee dies during the term of this employment, Employer shall pay to the estate of Employee up to the end of the month in which Employee's death occurs.

                                       6.

                            TERMINATION WITHOUT CAUSE

         This Agreement will expire by its own terms five years from the effective date unless otherwise terminated for cause under Section 5. If without cause, Employee shall be entitled to compensation per the contract.

                                       7.

                              EMPLOYER'S AUTHORITY

         Employee agrees to observe and comply with the rules and regulations of Employer as adopted by the Board of Directors, either orally or in writing, respecting performance of Employee's duties, and to carry out and to perform orders, directions, and policies conveyed by Employer to Employee from time to time, either orally or inwriting.

                                       8.

                                    EXPENSES

         Employee is authorized to incur reasonable expenses for promoting the business of Employer, including expenses for entertainment, travel, and similar items. Employer will reimburse Employee for all such expenses upon the presentation by Employee, from time to time, of an itemized account of those expenditures. Monthly membership dues in the Houston Center Club shall be considered a reasonable business expense.

                                       9.

                        RELATIONSHIP BETWEEN THE PARTIES

         The parties recognize that the Board of Directors, in accordance with the statues of the State of Texas, shall manage the business affairs of Employer. Employee shall be considered under the provisions of this agreement as being entitled (to the extent qualified) to participate in any plans, arrangement or distributions by Employer pertaining to or in connection with any pension, bonus, profit sharing, group life insurance, disability insurance, medical insurance, or similar benefits for key employees of the Company. Nothing contained in this Agreement shall be construed as obligating Employer to provide any plans, arrangements or distributions described herein, the election to provide same being at the sole and exclusive option of Employer. Nothing contained in this Agreement shall be construed to give Employee any interest in the physical assets or the accounts receivable of Employer.

                                      10.

                                   DISABILITY

         In the event that Employee shall be permanently disabled for a period of more than three (3) months, Employee shall receive compensation for three (3) months after commencement of disability. Employee's full compensation shall be reinstated upon Employee's return to employment and the discharge of Employee's full duties hereunder. Notwithstanding anything in the Agreement to the contrary, Employer may terminate this Agreement at any time after Employee has been absent from Employee's employment, for whatever cause, for a continuous period of more than three (3) months, and all obligations of Employer hereunder shall case upon any such termination.

                                      11.

                                      TERM

         The term of this Agreement shall be for a period of five (5) years, commencing on the effective date of this Agreement and terminating on the fifth anniversary thereof, subject, however, to prior terminations as provided above. This agreement shall be automatically renewed for a succeeding term of one (1) year provided the contract has not been violated or terminated as specified in Paragraph 5 and 6 of this Agreement.

                                      12.

                                   NONCOMPETE

         The parties hereto agree that the covenants, agreements and restrictions (hereinafter "this noncompete covenant") contained herein are necessary to protect the business goodwill, business interests and proprietary rights of Employer and that the parties hereto have independently discussed, reviewed and had the opportunity of legal counsel to consider this covenant and now hereby agree and stipulate to the following:

         This covenant is an integral part o this Agreement, and the covenants contained herein were made at the time this Agreement was consummated by the parties hereto.

         This covenant is fair and reasonable in its:

                    a.        geographical area;

                    b.        length of time; and

                    c.        scope of activity being restrained.

         Employee expressly agrees that while this Agreement is in effect, and for a period of two years following termination of this Agreement, Employee will not directly or indirectly as an employee, agent, proprietor, partner, broker, stockbroker, stockholder, officer, director, or otherwise use special knowledge or training or divulge trade secrets to any person or to any competitive business that would compete directly or indirectly with Employer's business without prior consent of Employer. Employer has the option to continue employee's salary even after termination to enforce this provision.

                                      13.

                            CONFIDENTIALITY AGREEMENT

         Employer will make available and disclose to Employee from time to time records, information, statistics, business strategy, process and data as the parties mutually agree are necessary and desirable for Employee to perform his duties hereunder (the "Information"). The Information is considered proprietary information of Employer by Employer and Employee.

         Employee agrees that the Information shall at all times remain the property of Employer. Employee agrees not to make any copies of the Information or use or disclose to any other person, entity or party any of the Information, or make the Information available for review to any person not connected with Employer or its management, without the prior written consent of Employer.

         Notwithstanding the foregoing, this covenant shall not apply to Information which:

                    a. is in the public domain prior to the date of its disclosure; or

                    b. becomes part of the public domain by publication or otherwise and is not the result of any unauthorized act or omission on the part of Employee.

                                      14.

                                 EFFECTIVE DATE

The effective date of this Agreement shall be June 16, 1997.

                                      15.

                                WAIVER OF BREACH

         The waiver of Employer of a breach of any provision of this agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

                                      16.

                                   ASSIGNMENT

         The rights and obligations of employer under this agreement shall inure to the benefits of and shall be binding upon the successors and assigns of Employer.

                                      17.

                                  STOCK OPTIONS

         Employer has or intends to adopt a Qualified Stock Option Plan covering the authorization of options to purchase up to 10% of the expected number of shares of Common Stock ($0.01 par value) outstanding as of June 30, 1998. Employer shall grant Employee stock options to purchase the greater of:

          a.        40% of the shares expected to be authorized under this Plan;
                    or

          b. 100,000 shares of Common Stock with a purchase price of $4.00 per share. Such options shall have a term of 5 years from the date of issue and shall vest ratably over a three year period of time.

                                       18.

                                  MISCELLANEOUS

         This Agreement is drawn to be effective in and shall be construed in accordance with the laws of the State of Texas. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by Employee and a duly authorized representative of Employer. A waiver of any of the terms and conditions hereof shall not be construed as a general waiver by Employer, and Employer shall be free to reinstate any such term and condition with notice to Employee.

         EXECUTED in duplicate originals on the _____ day of __________ _______.

                               Employer:         PLAYA MINERALS & ENERGY, INC.


                                                 Name:
                                                      --------------------------
                                                      Title:



                                                 Name:
                                                      --------------------------
                                                      Title:



                               Employee:
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                                                  Name: